                                                                                                                                                        Exhibit 4.2
Void after 5:00 p.m. Eastern Time on [INSERT EXPIRATION DATE]
Warrant to Purchase Shares of Common Stock

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM REGISTRATION AND PROSPECTUS REQUIREMENTS PROVIDED BY (i) REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (ii) [INSERT OTHER EXEMPTION(S), AS APPLICABLE]. THESE SECURITIES ARE "RESTRICTED". AS SUCH, THESE SECURITIES MAY NOT BE OFFERED OR SOLD UNLESS A FURTHER EXEMPTION FROM REGISTRATION REQUIREMENTS IS AVAILABLE OR THE HOLD PERIOD APPLICABLE TO THESE SECURITIES HAS EXPIRED. IN EITHER CASE, THE COMPANY MUST BE PROVIDED WITH AN OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

________________________________

WARRANT

TO PURCHASE
[INSERT NUMBER] SHARES OF COMMON STOCK

of

QUICK-MED TECHNOLOGIES, INC.
________________________________

Certificate No. XX-X

This is to certify that, FOR VALUE RECEIVED, [INSERT NAME OF RECIPIENT/HOLDER], or assigns (the “Holder”), is entitled to purchase, subject to the provisions of this Warrant, from QUICK-MED TECHNOLOGIES, INC., a corporation existing under the laws of the State of Nevada (the “Company”), fully paid, validly issued and non-assessable shares of the Company’s common stock (“Common Shares”) at any time or from time to time during the period from the date hereof, through to and including [INSERT EXPIRY DATE], but not later than 5:00 p.m. Eastern Time on [INSERT EXPIRY DATE] (the “Exercise Period”) at an exercise price equal to $• per share. The maximum number of Common Shares to be issued upon exercise of this Warrant shall be [INSERT NUMBER IN WORDS AND (#)] shares. The price to be paid for each Common Share hereunder may be adjusted from time to time as hereinafter set forth. The Common Shares deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares” and the respective exercise price of each Common Share in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price”. This Warrant is being issued to the initial Holder who, at the date of issuance of this Warrant, was qualified to have same distributed to him, her or it by the Company by virtue of [INSERT PRINCIPAL U.S. EXEMPTION] promulgated under the Securities Act of 1933, as amended (the “Act”), and in accordance with [INSERT OTHER EXEMPTION, IF APPLICABLE]. All dollar references herein refer to legal tender of the United States of America.

A.  Exercise of Warrant. This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that (i) if the last day of the Exercise Period is a day on which banking institutions in the State of Florida are authorized by law to close, then the Exercise Period shall terminate on the next succeeding day which shall not be such a day, and during such period the Holder shall have the right to exercise this Warrant into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of Common Shares into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Shares shall not then be physically delivered to the Holder.

[INSERT EITHER REG. D OR REG. S LEGEND RE WARRANT AND WARRANT SHARES]. IF THE ABOVE CANNOT BE COMPLIED WITH, THEN THE WARRANT CAN BE EXERCISED ONLY IF A WRITTEN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE COMPANY, IS DELIVERED TO THE COMPANY PRIOR TO EXERCISE OF THE WARRANTS BEING EXERCISED THAT REGISTRATION IS NOT REQUIRED, OR THE UNDERLYING SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE 33 ACT.

B.  Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of its Common Shares as shall be required for issuance and delivery upon exercise of the Warrants.

C.  Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

(1)  If the Common Shares are listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Shares on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made (or reported) on such day, the average closing bid and asked prices for such day on such exchange or system; or

(2)  If the Common Shares are not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the Electronic Bulletin Board or National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

(3)  If the Common Shares are not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

D.  Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Common Shares purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt of the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

E.  Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

F.  Non-Registered Securities. This Warrant was issued to the original Holder pursuant to exemptions from [INSERT ALTERNATE JURISDICTION EXEMPTION(S), IF APPLICABLE] [Furthermore, this] [This] Warrant and the Common Shares issuable upon exercise of this Warrant are issuable upon an exemption from the registration requirements of the Act provided by [Regulation D or Regulation S] under the Act, and may be transferred only in accordance with a further exemption from registration requirements or otherwise in accordance with the Act, if applicable.

The Holder, by acceptance of this Warrant, agrees that this Warrant and all Warrant Shares issuable upon exercise of this Warrant will be disposed of only in accordance with (i) the Act and the rules and regulations of the U.S. Securities and Exchange Commission (the "Commission") promulgated thereunder, and (ii) [INSERT ALTERNATE JURISDICTION RULE(S), IF APPLICABLE], whichever are applicable. In addition to any other legend which the Company may deem advisable under applicable securities legislation, all certificates representing Common Shares (as well as any other securities issued hereunder in respect of any such shares) issued upon exercise of this Warrant shall be endorsed as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM REGISTRATION AND PROSPECTUS REQUIREMENTS PROVIDED BY (i) REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (ii) [INSERT OTHER EXEMPTION(S), AS APPLICABLE]. THESE SECURITIES ARE "RESTRICTED". AS SUCH, THESE SECURITIES MAY NOT BE OFFERED OR SOLD UNLESS A FURTHER EXEMPTION FROM REGISTRATION REQUIREMENTS IS AVAILABLE OR THE HOLD PERIOD APPLICABLE TO THESE SECURITIES HAS EXPIRED. IN EITHER CASE, THE COMPANY MUST BE PROVIDED WITH AN OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.

G.  Anti-Dilution Provisions. The respective Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

(1)  In case the Company shall (i) subdivide or reclassify its outstanding Common Shares into a greater number of shares, or (ii) combine or reclassify its outstanding Common Shares into a smaller number of shares, the respective Exercise Price in effect at the time of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the respective Exercise Price by a fraction, the denominator of which shall be the number of Common Shares outstanding after giving effect to such action, and the numerator of which shall be the number of Common Shares outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

(2)  Whenever the respective Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the respective number of Common Shares issuable upon exercise of this Warrant by the respective Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the respective Exercise Price, as adjusted.

(3)  No adjustment in the respective Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment which by reason of this Subsection (3) is not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section H shall be made to the nearest cent or to the nearest whole share, as the case may be. Anything in this Section (G) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the respective Exercise Price, in addition to those required by this Section (G), as it shall determine, in its sole discretion, to be advisable in order that any subdivision, reclassification or combination of Common Shares, hereafter made by the Company shall not result in any Federal income tax liability to the holders of Common Shares or securities convertible into Common Share (including the Warrants).

(4)  In the event that at any time, as a result of an adjustment made pursuant to Subsection G(1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Shares, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Subsections G(1) to G(3) inclusive above.

(5)  Irrespective of any adjustments in the respective Exercise Price or the related number or kind of share purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

H.  Officer’s Certificate. Whenever the respective Exercise Price shall be adjusted as required by the provisions of the foregoing Section G, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, an officer’s certificate showing the adjusted respective Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of related additional Common Shares, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section A hereof and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

I.  Registration Rights. This Warrant has been granted various registration rights, as follows:

(1)  The Company hereby agrees with the holder of the Warrant or the Warrrant Shares issuable upon exercise of the Warrant or their transferees (collectively, the "Holders") to file a registration statement with the Commission covering the resale of the Warrant Shares, on Form S-8 (if available) or such other form as the Company desires, pursuant to the Act no later than twelve (12) months following the effective date of the issuance of this Warrant, and to use its best efforts to cause such registration to become effective as soon as possible following the filing thereof.

(2)  The Company shall pay all expenses associated with the preparation and filing of the registration statements filed pursuant to this Section I. The fees, costs and expenses of registration to be borne by the Company shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. Fees and disbursements of counsel and accountants for the participating Holders and any other expenses incurred by the participating Holders not expressly included above shall be borne by the such Holders.

(3)  If at any time during the term of this warrant ending [INSERT EXPIRATION DATE] (the “Registration Rights Period”) the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), and the Warrant Shares have not yet been registered for resale, then the Company will give written notice of its determination to all record holders of the Warrant or Warrant Shares (as the case may be, hereinafter “Registrable Shares”). Upon the written request from (any one of) the Holder(s), the Company will, except as herein provided, cause all such Registrable Shares to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Shares to be so registered; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any such registration shall be underwritten in whole or in part, the Company may require that the Registrable Shares requested for inclusion pursuant hereto be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of such public offering, the inclusion of the Registrable Shares requested for inclusion pursuant hereto together with any other shares which have similar piggyback registration rights (such shares and the Registrable Shares being collectively referred to as the "Requested Stock") would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Requested Stock otherwise to be included in the registration statement may be reduced pro rata (by number of shares) among the holders thereof requesting such registration or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the registration statement, those shares of Requested Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed ninety (90) days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

(4)  The obligation of the Company hereunder shall be limited to two registration statements and shall not apply if the Registrable Shares are then freely salable without volume limitations under Rule 144(k) of the Act.

(5)  If and whenever the Company is required by the provisions hereof to effect the registration of Registrable Shares under the Act, the Company will:

(a)  prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective until the Registrable Shares are freely salable without the volume limitations of Rule 144;

(b)  prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the Registrable Shares are freely salable without the volume limitations of Rule 144;

(c)  furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(d)  use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(e)  notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(f)  notify the Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

(g)  prepare and file with the Commission, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of the Registrable Shares by such Holders;

(h)  prepare and promptly file with the Commission and promptly notify such Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(i)  advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

(6)  The Company will indemnify and hold harmless each Holder of Registrable Shares which are included in a registration statement filed pursuant to this Section I, its directors and officers (if applicable), and any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Act, from and against, and will reimburse such Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Holder, its directors and officers, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

(7)  Each Holder of Registrable Shares included in a registration pursuant to the provisions of this Section I will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof.

(8)  Promptly after receipt by an indemnified party pursuant to the provisions of subsection (6) or (7) of this Section I of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said subsection (6) or (7), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnified party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said subsection (6) or (7) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

J.  Notices to Holder. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Shares or (ii) if the Company shall offer to the holders of Common Shares for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in every such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen (15) days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Shares or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

K.  Reclassification, Reorganization or Merger. In case of any reclassifica-tion, capital reorganization or other change of the outstanding Common Shares of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of the outstanding Common Shares issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of Common Shares which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section J shall similarly apply to successive reclassifications, capital reorganizations and changes of the Common Shares and to successive consolidations, mergers, sales or conveyances.

L.  Choice of Law and Venue. This Warrant shall be governed by and construed under the laws of the State of Florida, without regard to choice of laws, in force from time to time. Any proceeding arising out of this Warrant shall be brought in the State of Nevada and all parties hereby consent to the jurisdiction of the courts in such State.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed under the hand of its authorized officer, effective as of [Insert Date].

QUICK-MED TECHNOLOGIES, INC.

Per:
Name/Title:

- -

EXERCISE FORM

[INSERT EITHER REG. D OR REG. S LEGEND RE WARRANT AND WARRANT SHARES]. IF THE ABOVE CANNOT BE COMPLIED WITH, THEN THE WARRANT CAN BE EXERCISED ONLY IF A WRITTEN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE COMPANY, IS DELIVERED TO THE COMPANY PRIOR TO EXERCISE OF THE WARRANTS BEING EXERCISED THAT REGISTRATION IS NOT REQUIRED, OR THE UNDERLYING SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED.

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of paying $    in cash to purchase shares of common stock ("Common Shares") of Quick-Med Technologies, Inc. at an exercise price of $• per share, for _____________ Common Shares.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
(Please typewrite or print in block letters)
Address:
Social Security or Business Tax I.D. Number:

The undersigned represents and warrants to Quick-Med Technologies, Inc. that the conditions for exercise of the within Warrant set forth in the first sentence of the first paragraph above have been fully complied with.

Signature:
(Sign exactly as your name appears on the first page of this Warrant)

- -

ASSIGNMENT FORM

FOR VALUE RECEIVED, ____________________________________ hereby sells, assigns and transfers unto:

Name
(Please typewrite or print in block letters)

Address

Social Security or Business Tax I.D. Number:
the right to purchase ______________________________________ shares of Quick-Med Technologies, Inc. common stock represented by this Warrant as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________________________ as Attorney, to transfer the same on the books of Quick-Med Technologies, Inc. with full power of substitution in the premises.

Date: __________ __, ______

Signature:
(Sign exactly as your name appears on the first page of this Warrant)

Note: This Warrant and the Common Shares issuable upon exercise of this Warrant were issued in accordance with exemptions from prospectus and registration requirements under [INSERT EXEMPTIONS], and may be transferred only in accordance with the said statutes and regulations, as applicable to the transferor and/or the transferee.